AMENDED AND RESTATED
                   ENRON OIL & GAS COMPANY 1994 STOCK PLAN

SECTION 1.  PURPOSE

      The purposes of this Enron Oil & Gas Company 1994 Stock Plan (the "Plan") are to encourage selected persons employed by Enron Oil & Gas Company together with any successor thereto (the "Company") and its subsidiaries to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its subsidiaries to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.

SECTION 2.  ADMINISTRATION

      2.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed the acts of the Committee.

      2.2 Subject to the terms of the Plan and applicable law, the Committee shall have sole power, authority and discretion to: (i) designate Participants;
(ii) determine the types of Awards to be granted to a Participant under the Plan; (iii) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, under what circumstances and how Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or may be canceled, forfeited, or suspended;
(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix) make a determination as to the right of any person to receive payment of an Award or other benefit; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

      2.3 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder, and any Employee.

SECTION 3.  SHARES AVAILABLE FOR AWARDS

      3.1   SHARES AVAILABLE.

      (i) CALCULATION OF NUMBER OF SHARES AVAILABLE. The number of Shares available for granting Awards under the Plan shall be five million (5,000,000) Shares, subject to adjustment as provided in Section 3.2.

      Further, if after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award (or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination) shall again be available for granting Awards under the Plan.

      (ii) ACCOUNTING FOR AWARDS. For purposes of this Section 3, if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

      (iii) SOURCE OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

      3.2   ADJUSTMENTS.

      (i) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company (or other similar corporate transaction or event) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, subject to Section 3.2(ii), in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (c) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

      (ii) If, and whenever, prior to the expiration of a grant theretofore made, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such grant may thereafter be vested or exercised (a) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and if the grant is an Option, the purchase price per Share shall be proportionately reduced, and
(b) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and if the grant is an Option, the purchase price per Share shall be proportionately increased.

SECTION 4.  ELIGIBILITY

      4.1 Any Employee, other than an Employee who is a director of the Company or an "officer" with respect to the Company within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended, shall be eligible to be designated a Participant. Grants may be made to the same individual on more than one occasion.

      4.2 No individual who is subject to any written agreement with the Company that generally restricts the acquisition of Shares shall be eligible for any grant of an Award while such agreement is in effect.

SECTION 5.  AWARDS

      5.1 OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, which are not inconsistent with the provisions of the Plan, as the Committee shall determine:

            (i) EXERCISE PRICE. The per Share purchase price of an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option and in no event less than the par value of a Share.

            (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time at which an Option may be exercised in whole or in part, and the method by which (and the form, including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which) payment of the exercise price with respect thereto may be made or deemed to have been made.

            (iii) OPTION AGREEMENT. Each Option granted shall be evidenced by an Award Agreement. An Award Agreement shall contain provisions for the timing of settlement of an exercise of an Option, including, but not limited to, the ability of the Company to purchase Shares in the open market to settle the exercise, and a provision that the Committee, in its sole discretion, may cause the Company to make a cash payment for the settlement, in whole or in part, of the exercise of an Option.

            (iv) BONUS OPTIONS. The Committee may grant Options to any Participant in lieu of up to 30% of any cash bonus payment otherwise payable by the Company or any subsidiary to such Participant pursuant to the Company's Key Contributor Incentive Plan (as the same may be amended from time to time) with respect to services rendered during a year by such Participant, if the Participant files with the Committee or its designee, on or prior to December 31 of such year, an irrevocable written election to receive an Option in lieu of that portion (not to exceed 30%) of such cash bonus payment as shall be specified in such election; provided, with respect to grants of Options under this subsection (iv) in lieu of cash bonus payments with respect to services rendered during 1993, existing written elections by Participants to receive options in lieu of bonus payments with respect to services rendered during 1993 shall be deemed timely written elections hereunder. The Committee may, in its sole discretion, accept or deny any such election in whole or in part, and shall notify each electing Participant of its decision with respect thereto. Any grant of an Option under this subsection (iv) shall be made to an electing Participant on or prior to the date such Participant's cash bonus payment under the Company's Key Contributor Incentive Plan would otherwise be payable. The purchase price of a Share covered under an Option granted under this subsection (iv) shall be the Fair Market Value of a Share on the date of grant, but not less than the par value of a Share, and the number of Shares for which an Option may be granted under this subsection (iv) shall be the number (rounded to the nearest whole number of Shares) determined by the Committee (using such option valuation methodologies and other criteria as it deems appropriate in its sole discretion) such that the value of such Option is equal to the dollar amount of the cash bonus payment elected by the Participant not to be received. Each such Option shall become exercisable in full upon the date of grant.

      5.2 STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, which Stock Appreciation Rights shall be evidenced by Award Agreements. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of
(i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and the foregoing sentence, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

      5.3   RESTRICTED STOCK.

      (i) ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants, which Awards shall be evidenced by Award Agreements.

      (ii) RESTRICTIONS. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

Notwithstanding the foregoing, the number of Shares of Restricted Stock which may be granted shall be limited to not more than twenty-five percent (25%) of the total number of Shares available for grant under the Plan.

      (iii) CERTIFICATES AND DIVIDENDS. All dividends and distributions, or the cash equivalent thereof (whether cash, stock or otherwise), on unvested Shares of Restricted Stock shall not be paid to the respective Participant but the value thereof shall be credited by the Company for the account of the Participant. At such time as a Participant becomes vested in a portion of the Award of Restricted Stock Shares, the restrictions thereon imposed by this
Section 5.3(iii) shall lapse and certificates representing such vested shares shall be delivered to the Participant along with all accumulated credits for the value of dividends and distributions, or the cash equivalent thereof attributable to such vested shares. Interest shall not be paid on any such credits for dividends or distributions or the cash equivalent thereof made by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or the cash equivalent thereof in Shares of the Company rather than in cash or other medium. (If payment is made in Shares, the conversion to Shares shall be at the average Fair Market Value for the five (5) trading days preceding the date of payment.) Credits for the value of dividends and distributions or the cash equivalent thereof made by the Company on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited, except that such forfeited credits for the value of dividends and distributions or the cash equivalent thereof shall be canceled and shall not be available for future distribution under this Plan.

      (iv) PAYMENT. A Participant shall not be required to make any payment for Awards of Restricted Stock, except to the extent otherwise required by law.

      (v) FORFEITURE. Unless the Committee decides otherwise, Shares of non-vested Restricted Stock awarded to a Participant will be forfeited if the Participant terminates employment or service for any reason other than death, Disability, Retirement or Involuntary Termination. At the time and on the date of a Participant's death, Disability, Retirement or Involuntary Termination during the Participant's employment or service, prior to the date the Participant otherwise becomes fully vested in all the Restricted Stock awarded to the Participant, all restrictions placed on each share of Restricted Stock awarded to the Participant shall lapse and the non-vested Restricted Stock will become fully vested Released Securities. From and after such date the Participant or the Participant's estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such Restricted Stock subject to applicable state and federal regulations.

5.4   GENERAL.

      (i) NO CASH CONSIDERATION FOR AWARDS. Except as otherwise provided in the Plan, Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

      (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with any other Award or any award granted under any other plan of the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any subsidiary, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.

      (iii) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities) and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Award of Restricted Stock, by assignment to the Company; provided, however, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any Award upon the death of the Participant. Each Award and each right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities) and no right under any such Award may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any subsidiary.

      (iv) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten (10) years from the date of its grant.

      (v) SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (vi) LIMITATION ON SHARES. Notwithstanding any other provision of the Plan, no Shares shall be issued under the Plan that would cause Enron Corp., as a result thereof, to own less than eighty percent (80%) of the total voting power of all classes of stock of the Company, or cause Enron Corp., with respect to its ownership of Shares, to fail to meet the 80 percent voting and value test described in Section 1504(a)(2) of the Code.

SECTION 6.  AMENDMENT AND TERMINATION

      6.1 AMENDMENTS TO THE PLAN. The Board of Directors in its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient.

      6.2 ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. A. If a transaction occurs which is not approved, recommended or supported by a majority of the Board of Directors of the Company in actions taken prior to, and with respect to, such transaction in which either (i) the Company merges or consolidated with any other corporation
(other than one of the Company's wholly-owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation), (ii) the Company sells all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved, (iv) if any third person or entity (other than the trustee or committee of any qualified employee benefit plan of the Company and other than Enron Corp. and its Affiliates), together with its Affiliates and Associates, shall be, directly or indirectly, the Beneficial Owner of at least thirty percent (30%) of the Voting Stock of the Company, (v) the individuals who constitute the members of the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof (provided that any person becoming a Director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board), or
(vi) an event described in any of clauses (i),(ii),(iii),(iv) or (v) of
Section 7.2A of the Enron Corp. 1991 Stock Plan (as in effect on the date hereof, the "Enron Corp. 1991 Stock Plan") occurs, then within (a) ten (10) days of the approval by the stockholders of the Company of such merger, consolidation, sale of assets or dissolution as described in clause (i), (ii), or (iii) of this Section 6.2A (or ten (10) days of approval by the stockholders of Enron Corp. of a merger, consolidation, sale of assets or dissolution described in clause (i), (ii) or (iii) of Section 7.2A of the Enron Corp. 1991 Stock Plan, as the case may be), or (b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (iv) or (v) of this Section 6.2A (or thirty (30) days of the occurrence of a change in beneficial ownership or directors described in clause (iv) or (v) of Section 7.2A of the Enron Corp. 1991 Stock Plan, as the case may be), with respect to outstanding grants of Restricted Stock made under Section 5.3, each recipient thereof shall have a fully vested right in all Restricted Stock granted to the recipient and then outstanding, and with respect to outstanding grants of Options and Stock Appreciation Rights made under Section 5.1 or Section 5.2, respectively, all such outstanding Options and Stock Appreciation Rights, irrespective of whether they are then exercisable, shall be surrendered to the Company by each grantee thereof and such Options and Stock Appreciation Rights shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options and/or Stock Appreciation Rights held by such grantee multiplied by the difference between
(x) and (y) where (y) equals, in the case of Options, the purchase price per Share covered by the Option or, in the case of Stock Appreciation Rights, the grant price of the Stock Appreciation Right, and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or Directors takes place,
(3) the Fair Market Value of a Share on the date determined by the Committee (as constituted prior to any change described in clause (iv) (v)) to be the date of cancellation and surrender of such Options and/or Stock Appreciation Rights if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, or (4) the Fair Market Value of a Share on the date determined by the Committee to be the date of cancellation and surrender of such Options and/or Stock Appreciation Rights if any event described in clause (vi) above has occurred, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 6.2A. consists of anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

      B. Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Restricted Stock, Stock Appreciation Rights or Options theretofore granted or the purchase price or grant price per share, if applicable.

      C. Any adjustment provided for in Section 3.2 or Section 6.2 shall be subject to any required stockholder action.

      6.3 CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

SECTION 7.  GENERAL PROVISIONS

      7.1 NO RIGHTS TO AWARDS. No Employee, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

      7.2 WITHHOLDING. The Company or any subsidiary is authorized (i) to withhold from any Award granted or any payment due or any transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan, and (ii) to take such other action as may be necessary in the opinion of the Company or subsidiary to satisfy all obligations for the payment of such taxes.

      7.3 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

      7.4 NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary. Further, the Company or any subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan or in any Award Agreement.

      7.5 GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law, and to the extent not preempted thereby, with the laws of the State of Texas.

      7.6 SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      7.7 NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any subsidiary.

      7.8 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

      7.9 HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      7.10 NO LIMITATION. The existence of the Plan and the grants of Awards made hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company (or stockholders of any subsidiary, as applicable) to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof or pertaining thereto, the dissolution or liquidation of the Company or any subsidiary or any sale or transfer of all or any part of the Company or any subsidiary's assets or business, or any other corporate act or proceeding.

      7.11 SECURITIES LAWS. Each Award granted under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

SECTION 8.  EFFECTIVE DATE OF THE PLAN

      The Plan shall be effective as of the date of adoption of the Plan by the Board of Directors of the Company.

SECTION 9.  TERM OF THE PLAN

      No Award shall be granted under the Plan after the earlier of (i) ten
(10) years from the date of adoption of the Plan by the Board of Directors of the Company pursuant to Section 8, or (ii) termination of the Plan pursuant to Section 6.1. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and any authority of the Committee to amend, alter, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 10.       DEFINITIONS

      As used in the Plan, the following terms shall have the meanings set forth below:

            (a) "Affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

            (b) "Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership, or other organization of which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Company or any of its parents or subsidiaries.

            (c) "Award" shall mean any Option, Stock Appreciation Right, or Restricted Stock granted under the Plan.

            (d) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

            (e) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association, or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

            (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (g) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan.

            (h) "Disability" shall mean, with respect to an Employee of the Company or one of its subsidiaries, such total and permanent disability as qualifies the Employee for benefits under the long-term or extended disability plan of the Company or subsidiary covering the Employee at the time.

            (i) "Employee" shall mean any person employed by the Company or any subsidiary.

            (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, that so long as the closing price of Shares as reported in the "NYSE-Composite Transactions" section of the Midwest edition of The Wall Street Journal is reported, Fair Market Value with respect to Shares on a particular date shall mean such closing price of Shares as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

            (k) "Involuntary Termination" shall mean termination of a Participant's employment with the Company or a subsidiary at the election of the Company or subsidiary, provided such termination is not Termination for Cause. Involuntary Termination shall not include a transfer of assignment or location of a Participant where the Participant is employed by the Company, a subsidiary of the Company, Enron Corp.
      or one of its subsidiaries or affiliated companies, both before and after the transfer, or continued employment with a successor employer immediately following a corporate reorganization or divestiture of assets or stock of the Company or a subsidiary.

            (l) "Option" shall mean an option granted under Section 5.1 of the Plan.

            (m) "Participant" shall mean an Employee described in Section 4 designated to be granted an Award under the Plan.

            (n) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

            (o) "Released Securities" shall mean securities that were Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

            (p) "Restricted Stock" shall mean any Shares granted under Section
      5.3 of the Plan.

            (q) "Retirement" shall mean, with respect to an Employee of the Company or one of its subsidiaries, the commencement on or after an Employee's Normal Retirement Date of retirement benefits to such Employee under the Enron Corp. Retirement Plan.

            (r) "Shares" shall mean the shares of Common Stock of the Company, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 3.2 of the Plan.

            (s) "Stock Appreciation Right" shall mean any right granted under
      Section 5.2 of the Plan.

            (t) "Termination for Cause" shall mean termination at the election of the Company or a subsidiary because of the Participant's (i) conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant's duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or a subsidiary. Such termination shall be effected by notice thereof delivered by the Company or a subsidiary to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (a) such termination is because of the Participant's willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the termination, if made, shall not be for cause.

            (u) "Voting Stock" shall mean all outstanding shares of capital stock of the Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.